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                                                                   Exhibit 10.14

                                PROMISSORY NOTE


$9,500,00                                                          Dallas, Texas
                                                              As of June 5, 1997


          FOR VALUE RECEIVED, the undersigned, MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation ("Maker"), promises to pay to the order of MEl Holdings, L.P., a Delaware limited partnership (together with any subsequent holder of this Note, "Holder"), at its offices located at c/o The Hampstead Group, 2200 Ross Avenue., Suite 4200 West, Dallas, Texas 75201, or at such other address or to such account as Holder may from time to time designate in writing, the unpaid principal sum of all advances made by Holder to Maker from time to time in an aggregate principal amount of up to Nine Million Five Hundred Thousand United States Dollars ($9,500,000), together with interest thereon from the date hereof on the unpaid principal balance at the rate and otherwise as herein provided. Unless otherwise specified by Holder in writing, all payments on this Note shall be made in lawful money of the United States of America and in immediately available funds.

          Interest shall accrue on the unpaid principal balance of this Note at the rate of ten percent (10%) per annum. Accrued but unpaid interest shall be compounded annually. Interest on the unpaid principal balance of this Note shall be computed on the actual number of days elapsed, and a year of 360 days.

          The unpaid principal amount of this Note and all accrued and unpaid interest thereon shall become due and be paid on demand, or if demand is not sooner made on August 31, 2001 (the "Maturity Date").

          Maker may, at its option and upon three (3) Business Days' prior written notice from Maker to Holder, prepay in whole or in part the outstanding principal balance of this Note without payment of any premium or penalty.

          Holder shall maintain an account or accounts evidencing the indebtedness of Maker to Holder resulting from each advance made by Holder, including the amount of principal and interest payable and paid to Holder from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and the amounts of the obligations recorded therein, provided that any failure of Holder to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Maker to repay the advances made by Holder to Maker in accordance with the terms of this Note.

          If Maker fails to make any payment of principal, accrued and unpaid interest or any other amount due hereunder on any due date therefor, whether at stated maturity or otherwise, the unpaid amount (including, to the extent enforceable at law, any unpaid amount of interest) shall bear interest until paid at a rate per annum equal to the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted by applicable law (the "Maximum Amount"). Maker shall also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce this Note, including without limitation court costs and reasonable attorneys' fees and expenses (including reasonable attorneys' fees and expenses on any appeal by either
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Maker or Holder and in any bankruptcy proceeding).

          With respect to the amounts due pursuant to this Note, Maker waives demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note.

          In no event shall any amount deemed to constitute interest due or payable hereunder (including interest calculated at the Default Rate) exceed the Maximum Amount, and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such sum shall be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and, if in excess of the outstanding amount of principal or other amounts outstanding hereunder, shall be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

          Holder shall not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged, or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or termination of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived, and forever discharged. The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the Note.

          This Note was negotiated in Texas, and made by Holder and accepted by Maker in the State of Texas, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Texas and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction governs this Note.

          MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED FOR AGREEMENT IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.





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          Maker may not assign or delegate this Note or any of its rights or obligations hereunder without the prior consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign or delegate this Note or any of its rights or obligations hereunder without prior consent of or notice to Maker.

          This indebtedness evidenced by this Note constitutes "Current MEIH Advances" under that certain Amendment Number Three to Consolidated, Amended, and Restated Loan and Security Agreement dated as of June 27,1997, by and among Foothill Capital Corporation, Maker and various subsidiaries of Maker.

          IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on its behalf as of the day and year first above written.


                                  MALIBU ENTERTAINMENT WORLDWIDE, INC.



                                  By:
                                     -----------------------------------
                                  Name:  Richard M. FitzPatrick
                                  Title: Vice President





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